EXHIBIT 4.2

Execution Copy

FACEBOOK, INC.

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Sixth Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of December 27, 2010 by and among Facebook, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and other capital stock set forth on Exhibit A to this Agreement (the “Investors”).

RECITALS

A. The Company and certain of the Investors have previously entered into that certain Fifth Amended and Restated Investors’ Rights Agreement dated as of November 20, 2009 (the “Prior Rights Agreement”), pursuant to which the Company granted the Investors certain rights.

B. The undersigned Investors, holding a majority of the outstanding “Registrable Securities” (as defined in the Prior Rights Agreement), desire to amend and restate in its entirety the Prior Rights Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligation under the Prior Rights Agreement.

AGREEMENT

The parties hereby agree as follows:

1. Amendments of Prior Rights Agreement. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein

2. Registration Rights. The Company and the Investors covenant and agree as follows:

2.1 Definitions. For purposes of this Section 2:

(a) The term “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations promulgated thereunder;

(c) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 of this Agreement;

(e) The term “Major Investor” means any person who holds at least 20% of the Series A Preferred Stock or Series B Preferred Stock, or the Class B Common Stock issued upon conversion thereof (or the Class A Common Stock issued upon conversion of such Class B Common Stock). A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds;

(f) The term “Qualified IPO” means the closing of a firm commitment underwritten public offering by the Company of shares of its Class A Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Company of U.S.$100,000,000 (net of underwriting discounts and commissions);

(g) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(h) The term “Registrable Securities” means (i) the shares of Class A Common Stock issuable or issued upon conversion of the Class B Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 2.15 hereof, (ii) with respect to Mail.ru Group Limited (f/k/a Digital Sky Technologies Limited), DST Global Limited or DST USA Limited (collectively, “DST”), “Registrable Securities” shall also include all other Class A Common Stock held by or shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by DST (other than the shares listed in (i) above), (iii) with respect to The Goldman Sachs Group, Inc., Goldman Sachs Investment Partners Private Opportunities Holdings, L.P., Goldman Sachs Investment Partners Master Fund, L.P. and the Additional Investors (as defined in that certain Class A Common Stock Purchase Agreement, dated as of December 27, 2010 (the “Class A Common Purchase Agreement”), between the Company and the Purchasers (as defined therein)) (such Purchasers collectively, other than DST, the “Goldman Entities”), “Registrable Securities” shall also include all shares of Class A Common Stock issued to the Goldman Entities pursuant to the Class A Common Purchase Agreement and all other shares of Class A Common Stock held by the Goldman Entities, and (iv) any other shares of Class A Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii) and (iii) above; provided, however, that the foregoing definition shall exclude (x) in all cases any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Agreement are not assigned and (y) for purposes of Section 2.2(a) (Request for Registration), Section 2.13 (Limitations on Subsequent Registration Rights) and Section 4.4 (Amendments and Waivers), any of the shares listed in (ii) above and, to the extent the shares are attributable to (ii) above, the shares listed in (iv) above. Notwithstanding the foregoing, Class A Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 2 in accordance with Section 2.15 below;

(i) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Class A Common Stock outstanding which are, and the number of shares of Class A Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(j) The term “SEC” means the Securities and Exchange Commission; and

(k) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto), and the rules and regulations promulgated thereunder.

2.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) April 17, 2013 or (ii) six months after the effective date of the Qualified IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least U.S.$10 million, then the Company shall, within 20 days of receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), use all commercially reasonable efforts to effect a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The

Company and all Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities which are also being registered).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

(i) After the Company has effected 3 registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 2.3 hereof, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(iv) In any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, unless the Company is already qualified to do business or subject to service of process in such jurisdiction.

2.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Class A Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expense of such registration shall be borne by the Company, in accordance with Section 2.7 hereof.

2.4 Form S-3 Registration. If the Company shall receive from any Holder or Holders of not less than 30% of the Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than U.S.$2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities which are also being registered); (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 2.3; or (vii) the Company has previously effected a total of 4 such S-3 registrations pursuant to this Section 2.4.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, and following such notification, and subject to the provisions of this Agreement, promptly prepare and furnish to seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

2.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.4(b)(ii), whichever is applicable.

2.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.2, 2.3 and 2.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, not to exceed U.S.$25,000, selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.2 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.2 or Section 2.4, as applicable.

2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 2.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering under Section 2.3, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members, partners, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or actions, as such expenses are incurred, (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 2.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Class A Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 20% of the Registrable Securities originally purchased by such Holder (or all of such Holder’s shares, if less), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2. Notwithstanding the foregoing, for the purpose of this Section 2.12, the transfer of registration rights to a partner or affiliate of the transferee will be without restrictions as to minimum shareholdings.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration statement; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 of thereof applies (or any applicable FINRA successor rule thereto), then the restrictions imposed by this Section 2.14(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 215 days after the effective date of the registration statement. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 2.14(a) shall apply only if all officers and directors of the Company and all 1% or greater stockholders enter into similar agreements with periods of at least up to 180 days (subject to any extension described above), and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 2.14(a)).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 2.14.

2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (i) 5 years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration and if such shares then held by such Holder constitute less than one percent (1%) of the Company’s outstanding equity securities, or (iii) upon termination of the Agreement, as provided in Section 4.1.

3. Covenants of the Company.

3.1 Delivery of Financial Statements. Upon written request the Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail and audited and certified by an independent public accounting firm of nationally recognized standing when and if, in consultation with the Company’s Board of Directors, the Company otherwise engages an auditor to conduct such audits;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a profit or loss statement, a statement of cash flows for such fiscal quarter and a balance sheet as of the end of such fiscal quarter, such quarterly reports will be audited when and if the Company otherwise engages an auditor to conduct such audits;

(c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; and

(d) as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company.

In addition, the Company shall make the deliveries set forth in Section 3.1(a) and (b) to Microsoft Corporation, DST and the Goldman Entities in the time set forth in such Sections if requested by either such party.

3.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company, in consultation with the Company’s Board of Directors, to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor, provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

3.3 Right of First Offer. Subject to the terms and conditions specified in this Section 3.3, the Company hereby grants to each Major Investor, DST and the Goldman Entities (each, a “First Offeree”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.3, First Offeree includes any general partners, managing members and affiliates of a First Offeree, including Affiliated Funds. A First Offeree who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate; provided, however, that neither DST nor any of the Goldman Entities may assign such right to any other party, including its affiliates, stockholders, partners, former partners, members or former members, without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. For clarification purposes, the assignment of the right of first offer described in this Section 3.3 by DST to a Person (as defined below) reasonably deemed by the Company to be under the Control (as defined below) of Yuri Milner and/or Gregory Finger. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each First Offeree in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to each First Offeree stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 calendar days after delivery of the RFO Notice, each First Offeree may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Class A Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such First Offeree bears to the total number of shares of Class A Common Stock outstanding immediately prior to the issuance of the Shares (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each First Offeree that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other First Offeree’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which First Offerees were entitled to subscribe but which were not subscribed for by the First Offerees that is equal to the proportion that the number of shares of Class A Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Class A Common Stock then held by all Fully-Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities).

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 3.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the First Offerees in accordance herewith.

(d) The right of first offer in this Section 3.3 shall not be applicable to Exempted Securities (as defined in the Company’s certificate of incorporation, as may be amended from time to time (the “Restated Certificate”)). In addition to the foregoing, the right of first offer in this Section 3.3 shall not be applicable with respect to any First Offeree and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the First Offeree is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

(e) For purposes of this Section 3.3:

(i) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the policies, whether through the ownership or possession of voting securities, the right to nominate the majority of the senior executive management, by contract or otherwise.

(ii) “Person” means any company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, or business organization.

3.4 Termination of Covenants.

(a) The covenants set forth in Sections 3.1, 3.2 and 3.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 4.1.

(b) The covenants set forth in Sections 3.1 and 3.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 3.4(a) above.

4. Miscellaneous.

4.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a Liquidation Transaction (as defined in Restated Certificate).

4.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

4.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (1) the Company and (2) the holders of at least a majority of the Registrable Securities then outstanding; provided that any amendment or waiver of (a) Section 2.1(h)(iii), (b) Section 3.1 that affects the Goldman Entities, (c) the proviso in the third sentence of the introductory paragraph in Section 3.3 that affects the Goldman Entities, (d) Section 4.4 that affects the Goldman Entities, (e) Section 4.12(iv) that affects the Goldman Entities or (f) Section 4.12(v) shall in each case also require the consent of each of the Goldman Entities with respect to the shares of Class A Common Stock issued pursuant to the Class A Common Purchase Agreement and then held by each such entity; provided further that any waiver of Section 3.3 that adversely and disproportionately affects the Goldman Entities as compared to the other First Offerees shall also require the consent of each of the Goldman Entities with respect to the shares of Class A Common Stock issued pursuant to the Class A Common Purchase Agreement and then held by each such entity. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of (x) including as “Investors” (1) any permitted transferees pursuant to Sections 2.12, 2.14(d) and/or 4.3 of this Agreement, provided that such permitted transferees become signatories to this Agreement and (2) any additional holders of the Company’s Class A Common Stock issued pursuant to the Class A Common Purchase Agreement or (y) updating the Exhibit A to this Agreement to reflect changes in the composition of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

4.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice delivered in accordance with this Section 4.5.

4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

4.8 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

4.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.11 Aggregation of Stock. All shares of the Preferred Stock or Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12 Confidentiality. Each Investor agrees that it will keep confidential and will not disclose or use for any purpose any information about the terms of the Agreement and the transactions contemplated hereby, unless any such information (a) is known or becomes known to the public in general (other than as a result of a breach of the Agreement by the disclosing party) or (b) is or has been made known or disclosed to the disclosing party by a third party without breach of any confidentiality obligations by such third party; provided, however, that an Investor may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the ownership of shares of capital stock of the Company; (ii) to any affiliate in the ordinary course of business, provided that such affiliate agrees to maintain the confidentiality of such information in accordance herewith; (iii) as reasonably required to fulfill its obligations hereunder; (iv) as permitted under that certain Side Letter, dated as of December 27, 2010, by and among the Company, Goldman Sachs & Co. and Goldman Sachs International or (v) as may be required by law or regulation, provided that with respect to clause (v) above, to the extent permissible, the disclosing party promptly notifies the Company in advance of such disclosure and agrees to cooperate to take reasonable steps to minimize the extent of any such required disclosure.

[Signature Pages Follow]

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

FACEBOOK, INC.

By:	/s/ David Ebersman
David Ebersman, Chief Financial Officer

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS

Accel IX L.P.
By: Accel IX Associates L.L.C.
Its General Partner

By:	/s/ Richard Zamboldi
Attorney in Fact

Accel IX Strategic Partners L.P.
By: Accel IX Associates L.L.C.
Its General Partner

By:	/s/ Richard Zamboldi
Attorney in Fact

Accel Investors 2005 L.L.C.

By:	/s/ Richard Zamboldi
Attorney in Fact

/s/ James W. Breyer
James W. Breyer, Trustee of James W. Breyer 2005 Trust dated March 25, 2005

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS

Accel Growth Fund L.P.
By: Accel Growth Fund Associates L.L.C.
Its General Partner

By:	/s/ Richard Zamboldi
Attorney in Fact

Accel Growth Fund Strategic Partners L.P.
By: Accel Growth Fund Associates L.L.C.
Its General Partner

By:	/s/ Richard Zamboldi
Attorney in Fact

Accel Growth Fund Investors 2009 L.L.C.

By:	/s/ Richard Zamboldi
Attorney in Fact

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS

Rivendell One LLC

By:	/s/ Nathan Linn
Name:	Nathan Linn
Title:	Manager

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR

Mail.ru Group Limited (f/k/a Digital Sky Technologies Limited)

By:	/s/ Alexander Tamas
Name:	Alexander Tamas
Title:	Managing Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR

DST Global Limited

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR

DST USA Limited

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS

The Goldman Sachs Group, Inc.

By:	/s/ Liz Robinson
Name:	Liz Robinson
Title:	Treasurer

Goldman Sachs Investment Partners Private Opportunities Holdings, L.P.

By:	Goldman Sachs Investment Partners Private Opportunities Holdings Advisors, Inc., its General Partner

By:	/s/ Raanan A. Agus
Name:	Raanan A. Agus
Title:	Authorized Signatory

Goldman Sachs Investment Partners Master Fund, L.P.

By:	Goldman Sachs Investment Partners GP, LLC, its General Partner

By:	/s/ Raanan A. Agus
Name:	Raanan A. Agus
Title:	Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below:

INVESTOR:

KPCB Holdings, Inc., as nominee

By:	/s/ Eric Keller
Its:	President

Date of Execution:	January 19, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

FBDC Investors Offshore Holdings, L.P.

By:	FBDC Advisors Offshore, Inc.

By:	/s/ Kenneth M. Eberts III
Name:	Kenneth M. Eberts III
Title:	Authorized Signatory

Date of Execution:	January 21, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below:

INVESTOR:

GA-FB Holdings LLC

By:	/s/ Thomas J. Murphy
Name:	Thomas J. Murphy
Title:	Managing Director

Date of Execution:	March 17, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below:

INVESTOR:

MARK PINCUS, as an individual

/s/ Mark Pincus

Date of Execution:	April 18, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

DST Global II. L.P.
By:	DST Managers Limited, its general partner

By:	/s/ Sean Hogan
Its Authorized Signatory

Sean Hogan, Director
Print Name and Title

Effective as of:	April 27, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below:

INVESTOR:

T. ROWE PRICE ASSOCIATES, INC.
In its capacity as registered investment adviser to certain Investors listed on Exhibit A attached hereto

By:	/s/ Darrell N. Braman
Name:	Darrell N. Braman
Title:	VP, Managing Counsel

Date of Execution:	October 4, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

DST USA II Limited

By:	/s/ Sean Hogan
Its Authorized Signatory

Sean Hogan, Director
Print Name and Title

Effective as of:	November 2, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The Investor below has executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

DST GLOBAL III, L.P.
By:	DST Managers Limited, its general partner

By:	/s/ Sean Hogan
Its Authorized Signatory

Sean Hogan, Director
Print Name and Title

Effective as of:	December 20, 2011

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Sixth Amended and Restated Investors’ Rights Agreement as of the date written below.

INVESTORS

OGDEN ENTERPRISES LLC, a Delaware limited liability company

By:	/s/ Mark J. Pincus
Name:	Mark J. Pincus
Title:	Manager

Date:	January 30, 2012

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

Accel IX L.P.

Accel IX Strategic Partners L.P.

Accel Investors 2005 L.L.C.

Accel Growth Fund Investors 2009, L.L.C

Accel Growth Fund L.P.

Accel Growth Fund Strategic Partners L.P.

Andreessen Horowitz Fund II, L.P.

Aufklarung LLC

James W. Breyer, Trustee of James W. Breyer 2005 Trust dated March 25, 2005

DST Global Limited

DST Global II, L.P.

DST Global III, L.P.

DST USA Limited

DST USA II Limited

Elevation Partners, L.P.

Elevation Employee Side Fund, LLC

FBDC Investors Offshore Holdings, L.P.

Felarmon Group Limited

The Founders Fund, LP

GA-FB Holdings LLC

Glynn Partners, L.P.

The Goldman Sachs Group, Inc.

Goldman Sachs Investment Partners Private Opportunities Holdings, L.P.

Goldman Sachs Investment Partners Master Fund, L.P.

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Reid Hoffman, Trustee of The Reid Hoffman 2011 Annuity Trust u/a/d 6/7/2011

The Interpublic Group of Companies, Inc.

KPCB Holdings, Inc., as nominee

Li Ka Shing (Canada) Foundation

Mail.ru Group Limited (f/k/a Digital Sky Technologies Limited)

Meritech Capital Partners III L.P.

Meritech Capital Affiliates III L.P.

Microsoft Corporation

Montecito Ventures VI, LLC

Ogden Enterprises LLC

Orrick Investments 2005 LLC

Partner Investments, LP

PFM Select Offshore Fund, Ltd.

Mark Pincus

Anand Rajaraman Revocable Trust of 1998

Rivendell One LLC

William H. Shea, Jr.

TCV Member Fund, L.P.

TCV VII (A), L.P.

TCV VII, L.P.

TCV VI, L.P.

Tiger Global FB Holdings, LLC

Valiant Capital Opportunities, LLC

Venkatesh Harinarayan

Venture Lending & Leasing IV, LLC

Michelle Yee, Trustee of The Michelle Yee 2011 Annuity Trust u/a/d 6/7/2011